Exhibit 4.2

DINGDONG (CAYMAN) LIMITED

Number	Class A Ordinary Share(s)

Incorporated under the laws of the Cayman Islands

Share capital is US$50,000 divided into

(i) 20,000,000,000 Class A Ordinary Shares of a par value of US$0.000002 each,

(ii) 2,500,000,000 Class B Ordinary Shares of a par value of US$0.000002 each and

(iii) 2,500,000,000 Shares of a par value of US$0.000002 each of such class or classes (however designated) as the board of directors may determine in accordance with the Ninth Amended and Restated M&A prior to the IPO.

THIS IS TO CERTIFY THAT                      is the registered holder of                      Class A Ordinary Share(s) in the above-named Company subject to the Memorandum and Articles of Association thereof.

GIVEN UNDER the common seal of the said Company on                  2021.

THE COMMON SEAL of the said Company was hereunto affixed in the presence of:

DIRECTOR

DINGDONG (CAYMAN) LIMITED

Number	Class B Ordinary Share(s)

Incorporated under the laws of the Cayman Islands

Share capital is US$50,000 divided into

(i) 20,000,000,000 Class A Ordinary Shares of a par value of US$0.000002 each,

(ii) 2,500,000,000 Class B Ordinary Shares of a par value of US$0.000002 each and

(iii) 2,500,000,000 Shares of a par value of US$0.000002 each of such class or classes (however designated) as the board of directors may determine in accordance with the Ninth Amended and Restated M&A prior to the IPO.

THIS IS TO CERTIFY THAT                      is the registered holder of                      Class B Ordinary Share(s) in the above-named Company subject to the Memorandum and Articles of Association thereof.

GIVEN UNDER the common seal of the said Company on                      2021.

THE COMMON SEAL of the said Company was hereunto affixed in the presence of:

DIRECTOR